Exhibit 3.1.6

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OCTEL COMMUNICATIONS CORPORATION

Octel Communications Corporation, a Delaware corporation (the “Company”), in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the Company is OCTEL COMMUNICATIONS CORPORATION.

SECOND: The Company hereby amends its Certificate of Incorporation, effective as of September 30, 2001, as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the Company, is hereby amended to read as follows:

“FIRST: The name of the corporation (hereinafter called the “corporation”) is Avaya Integrated Cabinet Solutions Inc.”

THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the sole shareholder entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Board of Directors of Octel Communications Corporation have caused this certificate to be signed by Christine Tettemer, its Assistant Secretary, on this 28th day of September, 2001.

/s/ Christine Tettemer
Christine Tettemer
Assistant Secretary

Sworn to and subscribed
before me this 28th day
of September, 2001
/s/ Michele Costa
Notary

CERTIFICATE OF OWNERSHIP AND MERGER

OF

MEMO ACQUISITION CORP.

INTO

OCTEL COMMUNICATIONS CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), Memo Acquisition Corp., a Delaware corporation (“Memo”), hereby certifies the following information relating to the merger (the “Merger”) of Memo with and into Octel Communications Corporation, a Delaware corporation (“Octel”);

FIRST: The names and states of incorporation of each of the constituent corporations to the Merger are as follows: Octel Communications Corporation (Delaware) and Memo Acquisition Corp. (Delaware).

SECOND: Memo owns at least 90% of the outstanding shares of the common stock, par value $.001 per share, of Octel, which has no other class of capital stock outstanding.

THIRD: The Board of Directors of Memo has determined to merge Memo into Octel under Section 253 of the DGCL in accordance with the terms and conditions set forth in the Agreement and Plan of Merger dated as of July 17, 1997 (the “Merger Agreement”), among Lucent Technologies Inc., a Delaware corporation (“Lucent”), Memo and Octel, and pursuant to a resolution of the Board of Directors of Memo dated as of September 29, 1997, and adopted on September 29, 1997, a copy of which resolution is attached hereto as Exhibit A.

FOURTH: The Merger has been approved by Lucent, the sole stockholder of Memo, by written consent without a meeting in accordance with Section 228 of the DGCL, a copy of which written consent is attached hereto as Exhibit B.

FIFTH: Octel is the surviving corporation of the Merger (the “Surviving Corporation”), and the name of the Surviving Corporation is “Octel Communications Corporation”

SIXTH: Pursuant to the Merger Agreement, the Certificate of Incorporation of Octel shall be the Certificate of Incorporation of the Surviving Corporation

except that the Certificate of Incorporation of Octel as in effect immediately prior to the effective time of the Merger shall be amended as of the effective time of the Merger so that Article Fourth thereof shall read in its entirety as follows:

“FOURTH:	Section 1. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share.”

SEVENTH: An executed Merger Agreement is on file at the principal place of business of the Surviving Corporation.

EIGHTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

NINTH: The Merger shall become effective immediately upon the filing of this certificate with the Secretary of State of the State of Delaware in accordance with Sections 253 and 103 of the DGCL.

IN WITNESS WHEREOF, Memo Acquisition Corp. has caused this Certificate of Ownership and Merger to be executed in its corporate name on this 29th day of September, 1997.

MEMO ACQUISITION CORP.,

by	/s/ Pamela F. Craven
Name:	Pamela F. Craven
Title:	Secretary

ATTEST:

/s/ Jonathan Gilbert
Name:	Jonathan Gilbert
Title:	Assistant Secretary

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Exhibit A

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

MEMO ACQUISITION CORP.

Pursuant to Section 141 of the

General Corporation Law of the

State of Delaware

The undersigned, being all of the directors of Memo Acquisition Corp., a Delaware corporation (the “Corporation”), hereby take the following action by written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware:

WHEREAS, the Corporation owns at least 90% of the outstanding shares of the common stock, par value $.001 per share, of Octel Communications Corporation, a Delaware corporation, and desires to merge itself into such subsidiary;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation be merged into Octel Communications Corporation, a Delaware corporation (“Octel”), pursuant to and in accordance with Section 253 of the Delaware General Corporation Law (the “Merger”) and the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to take any and all actions they deem necessary or advisable in connection therewith;

RESOLVED that Octel shall be the surviving corporation in the Merger (the “Surviving Corporation”);

RESOLVED that, upon the Merger becoming effective:

(a) the issued and outstanding shares of common stock of the Corporation shall be converted into and become 1,000 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Surviving Corporation, and certificates representing such shares shall be issued to the sole stockholder of the Corporation upon surrender by such sole stockholder of the certificate or certificates that immediately prior to the Merger represented the issued and outstanding shares of common stock of the Corporation;

(b) each share of common stock, par value $.001 per share, of Octel (“Octel Common Stock”) that is owned by Octel or by any wholly owned subsidiary of Octel and each share that is owned by Lucent Technologies Inc. (“Lucent”), the Corporation or any other wholly owned subsidiary of Lucent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(c) each share of Octel Common Stock (other than shares of Octel Common Stock held by a person who complies with all the provisions of Delaware law concerning the right of holders of Octel Common Stock to demand appraisal of their shares of Octel Common Stock (a “Dissenting Stockholder”) and other than shares to be canceled in accordance with (b)) issued and outstanding shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $31.00 per share (the “Merger Consideration”) and all such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Merger represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon the surrender of such certificate. If, after the Merger becomes effective, any Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to Delaware law, his shares of Octel Common Stock shall be deemed to have been converted as of the time the Merger became effective into the right to receive the Merger Consideration and such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon the surrender of such certificate.

RESOLVED that the proper officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and file a certificate of ownership and merger with the Secretary of State of the State of Delaware in such form as the officer or officers executing the same shall approve, the signature of such officer or officers thereon to be conclusive evidence of the approval of such form; and

RESOLVED that any and all actions heretofore or hereafter taken by the proper officers of the Corporation relating to and within the terms of this resolution are hereby ratified and confirmed as the acts and deeds of the Corporation.

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FOURTH: The Merger has been approved by the sole stockholder of the Corporation by written consent in accordance with Section 228 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent this 29th day of September, 1997.

MEMO ACQUISITION CORP.,

by	/s/ Pamela F. Craven
Name:	Pamela F. Craven
Title:	Director

by	/s/ William T. O’Shea
Name:	William T. O’Shea
Title:	Director

by	/s/ Richard S. Rawson
Name:	Richard S. Rawson
Title:	Director

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Exhibit B

WRITTEN CONSENT OF THE SOLE STOCKHOLDER OF

MEMO ACQUISITION CORP.

Pursuant to Section 228 of the

General Corporation Law of the

State of Delaware

The undersigned (“Lucent”), being the holder of all outstanding shares of common stock, par value $.01 per share (the “Memo Common Stock”), of Memo Acquisition Corp., a Delaware corporation (the “Corporation”), hereby takes the following action by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware:

WHEREAS, Lucent owns 100% of the outstanding Memo Common Stock and desires to approve the merger of the Corporation with and into Octel Communications Corporation, a Delaware corporation (“Octel”) pursuant to and in accordance with Section 253 of the Delaware General Corporation Law (the “Merger”);

WHEREAS, the Corporation owns at least 90% of the outstanding shares of the common stock, par value $.001 per share, of Octel and desires to effect the Merger;

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved in all respects, and the proper officers of Lucent be, and each of them hereby is, authorized in the name and on behalf of Lucent to take any and all actions they deem necessary or advisable in connection therewith;

RESOLVED that, the following actions, which shall be effected upon the Merger becoming effective, be, and each of them hereby is, approved in all respects:

(a) Octel shall be the surviving corporation in the Merger (the “Surviving Corporation”);

(b) the issued and outstanding shares of common stock of the Corporation shall be converted into and become 1,000 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Surviving Corporation, and certificates representing such shares shall be issued to the sole stockholder of the Corporation upon surrender by such sole stockholder of the certificate or certificates that immediately prior to the Merger represented the issued and outstanding shares of common stock of the Corporation;

(c) each share of common stock, par value $.001 per share, of Octel (“Octel Common Stock”) that is owned by Octel or by any wholly owned subsidiary of Octel and each share that is owned by Lucent, the Corporation or any other wholly owned subsidiary of Lucent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(d) each share of Octel Common Stock (other than shares of Octel Common Stock held by a person who complies with all the provisions of Delaware law concerning the right of holders of Octel Common Stock to demand appraisal of their shares of Octel Common Stock (a “Dissenting Stockholder”) and other than shares to be canceled in accordance with (b)) issued and outstanding shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $31.00 per share (the “Merger Consideration”) and all such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Merger represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon the surrender of such certificate. If, after the Merger becomes effective, any Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to Delaware law, his shares of Octel Common Stock shall be deemed to have been converted as of the time the Merger became effective into the right to receive the Merger Consideration and such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon the surrender of such certificate.

RESOLVED that the execution and filing of a certificate of ownership and merger on behalf of the Corporation with the Secretary of State of the State of Delaware be, and it hereby is, approved in all respects; and

RESOLVED that any and all actions heretofore or hereafter taken by the proper officers of the Corporation relating to and within the terms of this resolution be, and they hereby are, ratified, confirmed and approved in all respects.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent this 29th day of September, 1997

LUCENT TECHNOLOGIES INC.

by	/s/ Pamela F. Craven
Name:	Pamela F. Craven
Title:	Vice President - Law

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AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

OCTEL COMMUNICATIONS CORPORATION

Octel Communications Corporation, a Delaware corporation, hereby certifies as follows:

The Certificate of Incorporation for Octel Communications Corporation (the “Corporation”) was filed in the office of the Secretary of State of the State of Delaware on June 22, 1987. The Certificate of Incorporation was amended and restated on December 15, 1989 and March 21,1996 and is hereby amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245.

This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read in its entirety as set forth on Exhibit A attached hereto:

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert Cohn, the Chief Executive Officer of the Corporation, and attested by Derek S. Daley, the Secretary of the Corporation. The signatures below shall constitute the affirmation or acknowledgment, under penalties of perjury, that the facts herein stated are true

Dated: January 29, 1997

/s/ Robert Cohn
Robert Cohn
Chief Executive Officer

ATTEST:

/s/ Derek S. Daley
Derek S. Daley
Secretary

EXHIBIT A

FIRST:	The name of the Corporation is Octel Communications Corporation (the “Corporation”).

SECOND:	The address of the Corporation’s registered office in the State of Delaware is 15 East North Street, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Paracorp Incorporated.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

Section 1. The total number of shares which the Corporation shall have authority to issue is 205,000,000 shares of capital stock.

Section 2. Of such authorized shares, two hundred million (200,000,000) shares shall be designated “Common Stock,” and have a par value of $.001.

Section 3. Of such authorized shares, five million (5,000,000) shares shall be designated “Preferred Stock,” and have a par value of $.001. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences, and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:	The Corporation is to have perpetual existence.

SIXTH:	Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

SEVENTH:	The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

EIGHTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

NINTH:	To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director

TENTH:	At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

ELEVENTH:	Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TWELFTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

OCTEL COMMUNICATIONS CORPORATION

Octel Communications Corporation, a Delaware corporation, hereby certifies as follows:

The Certificate of Incorporation for Octel Communications Corporation (the “Corporation”) was filed in the office of the Secretary of State of the State of Delaware on June 22, 1987. The Certificate of Incorporation was amended and restated on December 15, 1989 and is hereby amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245.

This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read in its entirety as set forth on Exhibit A attached hereto:

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert Cohn, the Chief Executive Officer of the Corporation, and attested by Derek S. Daley, the Secretary of the Corporation. The signatures below shall constitute the affirmation or acknowledgment, under penalties of perjury, that the facts herein stated are true.

Dated: March 21, 1996

/s/ Robert Cohn
Robert Cohn
Chief Executive Officer

ATTEST:

/s/ Derek S. Daley
Derek S. Daley
Secretary

EXHIBIT A

FIRST:	The name of the Corporation is Octel Communications Corporation (the “Corporation”).

SECOND:	The address of the Corporation’s registered office in the State of Delaware is 15 East North Street, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Paracorp Incorporated.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

Section 1. The total number of shares which the Corporation shall have authority to issue is 105,000,000 shares of capital stock.

Section 2. Of such authorized shares, one hundred million (100,000,000) shares shall be designated “Common Stock,” and have a par value of $.001.

Section 3. Of such authorized shares, five million (5,000,000) shares shall be designated “Preferred Stock,” and have a par value of $.001. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences, and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the Issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:	The Corporation is to have perpetual existence.

SIXTH:	Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

SEVENTH:	The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

EIGHTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

NINTH:	To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

TENTH:	At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

ELEVENTH:	Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes} outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TWELFTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

RESTATED CERTIFICATE OF INCORPORATION OF OCTEL COMMUNICATIONS CORPORATION

FIRST:	The name of the Corporation is Octel Communications Corporation (the “Corporation”).

SECOND:	The address of the Corporation’s registered office in the State of Delaware is 15 East North Street, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Paracorp Incorporated.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

Section 1. The total number of shares which the Corporation shall have authority to issue is 55,000,000 shares of capital stock.

Section 2. Of such authorized shares, fifty million (50,000,000) shares shall be designated “Common Stock,” and have a par value of $.001.

Section 3. Of such authorized shares, five million (5,000,000) shares shall be designated “Preferred Stock,” and have a par value of $.001. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences, and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:	The name and mailing address of the incorporator are as follows: Barry E. Taylor Wilson, Sonsini, Goodrich & Rosati, Professional Corporation Two Palo Alto Square, Suite 900 Palo Alto, CA 94306

SIXTH:	The Corporation is to have perpetual existence.

SEVENTH:	Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

EIGHTH:	The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

NINTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

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TENTH:

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ELEVENTH:	At the election of directors of the corporation, each holder of stock of any class or series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

TWELFTH:	Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

THIRTEENTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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CERTIFICATE OF INCORPORATION OF OCTEL COMMUNICATIONS CORPORATION A Delaware Corporation

1. The name of this corporation is Octel Communications Corporation, (the “Corporation”).

2. The address of the Corporation’s registered office in the State of Delaware is Incorporating Services, Ltd. The name of its registered agent at such address is 410 South State Street, Dover, Delaware 19901., Kent County.

3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The Corporation is authorized to issue one class of shares to be designated, “Common Stock.” The number of shares of Common Stock authorized to be issued is one thousand (1,000). The Common Stock shall have a par value of $0.001 per share, and the aggregate par value of all shares of Common Stock shall be $1.00.

The authority of the Board with respect to each series shall include, but not be limited to, the number of shares constituting that series and the distinctive designation of that series.

5. The name and mailing address of the incorporator are as follows:

Barry E. Taylor

Wilson, Sonsini, Goodrich & Rosati, P.C.

Two Palo Alto Square, Suite 900

Palo Alto, CA 94306

6. The Corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

8. The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the By-Laws of the Corporation.

9. The election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

10. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

11. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

12. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article Twelfth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Twelfth, shall eliminate or reduce the effect of this Article Twelfth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Twelfth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

13. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

14. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of June, 1987.

/s/ Barry E. Taylor
Barry E. Taylor